Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                     ------

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                    --------

                                  REGIONS BANK
              (Exact names of trustees as specified in its charter)


        Alabama State Banking Corporation                       63-0371391
  (Jurisdiction of incorporation or organization             (I.R.S. Employer
           if not a U.S. national bank)                     Identification No.)

              417 North 20th Street                                35202
               Birmingham, Alabama                              (Zip Code)
     (Address of principal executive offices)

                               Robert B. Rinehart
                                  Regions Bank
                               60 Commerce Street
                            Montgomery, Alabama 36104
                                  334-230-6120
                       (Name, address and telephone number
                              of agent for service)

                                     ------

                  PIF/CORNERSTONE MINISTRIES INVESTMENTS, INC.
            (Exact names of obligors as specified in their charters)

-------------------------------------                       58-2232313
               Georgia                                   (I.R.S. Employer
-------------------------------------                   Identification Nos)
  (States or other jurisdictions of
   incorporation or organization)

     6030 Bethelview Road, #101                                30040
          Cumming, Georgia                                  (Zip Code)
   (Address of principal executive
              offices)

                           Certificate of Indebtedness
                           ---------------------------
                       (Title of the indenture securities)

Item 1.         General Information.

                Furnish the following information as to the trustee:

                   (a) Name  and  address  of  each   examining  or  supervising
                       authority to which it is subject.

                       Federal Reserve Bank of Atlanta, Atlanta, Georgia Alabama State Banking Department, Montgomery, Alabama.

                   (b) Whether it is  authorized  to  exercise  corporate  trust powers.

                       Yes

Item 2.         Affiliations with the obligor.

                None.

Item 3.         Voting securities of the trustee.

                Not applicable.

Item 4.         Trusteeships under other indentures.

(a)  The trustee is the trustee under the following indentures of the obligor:

     -- Series A Certificates of  Indebtedness  under Indenture dated as of July
        27, 1998 ("Series A Indenture");

     -- Series B Certificates of Indebtedness  under Indenture dated May 1, 2000
        ("Series B Indenture");

     -- Graduated  Rate  Redeemable   Certificates   and  Seven  Day  Redeemable
        Certificates under Indenture dated as of October 25, 2001 ("October 2001 Indenture"); and

     -- Series  C  Certificates  of  Indebtedness  under  Indenture  dated as of
        January 29, 2002 ("January 2002 Indenture").

(b) There is no conflict of interest within the meaning of Section 310(b)(1) of the Trust Indenture Act of 1939, as amended (the "TIA"), because there is no default at the time of this filing under any of the foregoing Indentures.

Item 5. Interlocking directorates and similar relationships with the obligors or underwriters.

                Not applicable.

Item 6. Voting securities of the trustee owned by the obligors or their officials.

                Not applicable.

Item 7. Voting securities of the trustee owned by underwriters or their officials.

                Not applicable.

Item 8.         Securities of the obligors owned or held by the trustee.

                Not applicable.

Item 9.         Securities of underwriters owned or held by the trustee.

                Not applicable.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligors.

                Not applicable.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligors.

                Not applicable.

Item 12.        Indebtedness of the obligors to the trustee.

                Not applicable.

Item 13.        Defaults by the obligors.

(a)  There has been no default under this Indenture.

(b) The trustee became trustee under the Series A Indenture and Series B Indenture on or about August 31, 2001. The Series B Indenture is qualified under the TIA; the Series A Indenture is exempt from the TIA under Rule 4a-2. The obligor did not file with the predecessor trustee copies of the filings the obligor is required to make under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, at the time the obligor made such filings. Prior to the date of this Statement of Eligibility on Form T-1, based on a certificate of the obligor, the obligor has provided trustee and predecessor trustee with copies of such filings.

Item 14.        Affiliations with the underwriters.

                Not applicable.

Item 15.        Foreign trustee.

                Not applicable.

Item 16.        List of exhibits.

         The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commissions Rules of Practice.

                  1a. Restated Articles of Incorporation of the Trustee. (Exhibit 1 to Form T-1, Registration No. 22-21909).

                  1b. Articles of Amendment to Restated Articles of Incorporation of the Trustee. (Exhibit 1b to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9,
                        1997).

                  2.    Not applicable.

                  3.    Authorization of the Trustee to exercise corporate trust
                        powers  (Exhibit  3  to  Form  T-1,   Registration   No.
                        22-21909).

                  4.    Bylaws  of  the   Trustee.   (Exhibit  4  to  Form  T-1,
                        Registration No. 33-60351).

                  5.    Not applicable.

                  6. Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

                  7. Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2001.

                  8.    Not applicable.

                  9.    Not applicable.

                                   ----------

                                    SIGNATURE

                Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Regions Bank, a state banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Montgomery and State of Alabama, on the 27th day of June, 2002.

                                  REGIONS BANK

                                  By:          S/ROBERT B. RINEHART
                                      ------------------------------------------
                                                   Robert B. Rinehart
                                          Senior Vice President and Corporate
                                                     Trust Manager

                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE

                Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of certificates of indebtedness by PIF/Cornerstone Ministries Investments, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                  REGIONS BANK

                                  By:          S/ROBERT B. RINEHART
                                      ------------------------------------------
                                                   Robert B. Rinehart
                                          Senior Vice President and Corporate
                                                     Trust Manager

Dated:          June 27, 2002

                              EXHIBIT 7 TO FORM T-1

                       CONSOLIDATED REPORT OF CONDITION OF

                                  Regions Bank
               of 417 North 20th Street, Birmingham, Alabama 35202
                                and Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business March 31, 2002, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act

ASSETS                                                                                      AMOUNT
                                                                                              IN
                                                                                          THOUSANDS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..........................            $891,149
   Interest-bearing balances...................................................               3,958
Securities:
   Held to maturity securities.................................................               7,177
   Available for sale securities...............................................           7,606,290
Federal  Funds  sold and  securities  purchased  under  agreements  to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries,  and in
IBF's:
   Federal funds sold and securities purchased under agreements
   to resell...................................................................              20,741
Loans and lease financing receivables:
   Loans and leases, net of unearned income....................................         $30,845,691
   Less: Allowance for loan and lease losses...................................             428,804
   Less: Allocated transfer risk reserve.......................................                   0
                                                                                        -----------
   Loans and leases, net of unearned income, allowance, and
   reserve.....................................................................          30,416,887
Trading assets.................................................................                   0
Premises and fixed assets (including capitalized leases).......................             588,240
Other real estate owned........................................................              44,008
Investments in unconsolidated subsidiaries and associated
   companies...................................................................             110,130
Customers liability to this bank on acceptances outstanding....................              70,039
Intangible assets:
   Goodwill....................................................................             140,252
   Other intangible assets.....................................................             159,642
Other assets...................................................................             883,119
                                                                                        -----------
TOTAL ASSETS...................................................................         $41,185,239
                                                                                        ===========


                                                                                           DOLLAR
                                                                                           AMOUNT
                                                                                             IN
LIABILITIES                                                                               THOUSANDS
Deposits:
   In domestic offices.........................................................          $28,046,762
   Noninterest-bearing.........................................................           $2,659,262
Interest-bearing...............................................................           25,387,500
                                                                                        ------------
In foreign offices, Edge and Agreement subsidiaries, and IBFs..................            2,177,314
   Noninterest-bearing.........................................................                    0
Interest-bearing...............................................................            2,177,314
                                                                                        ------------
Federal funds purchased and securities sold under agreements to
   repurchase..................................................................            1,664,335
Trading liabilities............................................................                    0
Other borrowed money...........................................................            5,214,813
Bank's liability on acceptances executed and outstanding.......................               70,039
Subordinated notes and debentures..............................................               46,908
Other liabilities..............................................................              379,366
TOTAL LIABILITIES..............................................................           37,599,537
Minority interest in consolidated subsidiaries.................................              156,676

EQUITY CAPITAL
Perpetual Preferred Stock and Related Surplus..................................                    0
Common stock...................................................................                  103
Surplus........................................................................            1,052,167
Retained earnings..............................................................            2,301,098
Accumulated other comprehensive income.........................................               55,880
Other equity capital components................................................                    0
TOTAL EQUITY CAPITAL...........................................................            3,409,026
                                                                                        ------------
TOTAL LIABILITIES, MINORITY INTEREST AND
   EQUITY CAPITAL..............................................................         $ 41,185,239
                                                                                        ============